Exhibit 10.42
                                 -------------


                               CONSENT TO SUBLEASE
                               -------------------
                                 AND ASSUMPTION
                                 --------------

         This CONSENT TO SUBLEASE AND ASSUMPTION ("Consent") is made and executed this 21st day of February, 2002, between 2755 E. COTTONWOOD PARKWAY, L.C. ("Landlord"), PLIANT CORPORATION, a Utah corporation formerly know as Huntsman Packaging Corporation ("Sublessor") and CATEGORY 5 TECHNOLOGIES, INC., a Nevada corporation ("Sublessee").

                                 R E C I T A L S
                                 ---------------

         A. Pursuant to that certain Lease Agreement between Landlord and Sublessor dated the 21st day of July, 2000 (the "Lease Agreement"), Sublessor leased from Landlord certain commercial office space in a building ("Building") constructed on real property owned by Landlord located in Salt Lake County, Utah, as more particularly described in the Lease Agreement.

         B. In accordance with Section 10 of the Lease Agreement, Sublessor intends to sublease to Sublessee all of Sublessor's right, title and interest in and to a portion of the Premises leased to the Sublessor pursuant to the Lease Agreement (said portion, as more fully described in the Sublease Agreement referenced below and attached hereto, is referred to herein as the "Sublease Premises"), and Sublessee intends to accept, sublease and assume certain of the obligations and undertakings of the Sublessor under the Lease Agreement.

         C. The parties desire to set forth herein the consent of the Landlord to the sublease of the Sublease Premises upon the terms and conditions set forth herein and in the Sublease Agreement between the Sublessor and Sublessee (the "Sublease Agreement"), a complete copy of which is attached hereto as Exhibit "A".

         D. The parties further desire to provide herein for the delivery by Sublessor and Sublessee of the instrument required under Section 10.2 of the Lease Agreement.

         NOW, THEREFORE, for and in consideration of the parties covenants and agreements contained herein and in the Lease Agreement, Landlord, Sublessor and Sublessee, covenant and agree as follows:

         1. Recitals. The recitals to this Consent are an integral part of the agreement and understanding of the parties, and are incorporated by reference herein.

         2. Definitions. The definitions of certain of the capitalized terms used in this Consent not expressly defined herein will have the respective meanings set forth in the Glossary of Defined Terms attached as Exhibit A to the Lease Agreement.

         3. Sublease. Sublessor and Sublessee hereby represent and warrant that the Sublease Agreement attached hereto contains all of the terms, conditions and provisions of the sublease agreement between Sublessor and Sublessee. The Sublessee agrees to assume and perform, according to the terms of the Lease Agreement, all of the duties, covenants, agreements, obligations and limitations of the Sublessor under the Lease Agreement with respect to the Sublease Premises as if Sublessee were the tenant under the Lease Agreement, excepting as expressly set forth to the contrary in Section 34 of the Sublease Agreement. Subject to the terms and conditions of the Sublease Agreement, the preceding sentence, and advance written notice from Sublessee to Sublessor of the Sublessee's intention to cure any default, actual or alleged, of Sublessor under the Lease Agreement and, following any such notice, Sublessor's opportunity to cure and cure of any such default prior to the expiration of the any cure periods specified in the Lease Agreement (with the understanding and acknowledgement of Sublessee and Sublessor that neither Sublessee nor Sublessor shall have any additional time to cure any such default), Landlord agrees to accept, and Sublessor consents to, the performance by Sublessee of Sublessor's obligations as performance of Sublessor under the Lease Agreement. Sublessor acknowledges that, notwithstanding anything to the contrary contained herein or in the Sublease Agreement, Sublessor remains directly liable for the performance of all the obligations of Sublessor as Tenant under the Lease Agreement without modification as a result of the Sublease Agreement or this Consent (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce the Lease Agreement against Sublessor without prior demand upon or proceeding in any way against Sublessee or any other persons. Sublessor agrees with Landlord that, if the Rent or other consideration due by the Sublessee exceeds the Rent for the transferred space, then Sublessor shall pay Landlord as Additional Rent under the Lease Agreement all such excess Rent and other consideration immediately upon Sublessor's receipt thereof Sublessee acknowledges the prohibition against rent based on income or profits derived from the Premises, and Sublessee agrees that it will not take any action in connection with its use or occupancy of the Sublease Premises that would cause a default or breach under the Lease Agreement. Sublessor agrees to provide or maintain to Landlord, at its expense, direct access from a public corridor in the Building to the Sublease Premises under the terms and conditions set forth in the Lease Agreement, and Sublessee consents thereto. The Sublessee agrees to use and occupy the Sublease Premises solely for the purpose identified in
Section 4 of the Lease Agreement and otherwise in strict accordance with the Lease Agreement. Subject to the terms and conditions hereof, this Consent constitutes a direction and full authority, but not requirement, to Landlord to deal with the Sublessee as a Tenant of the Sublease Premises as and to the extent reasonably necessary or appropriate to ensure the administration of the Lease Agreement as it relates to the Sublease Premises; provided that any such dealings shall not adversely affect Sublessor's rights and interests under the Lease Agreement or interest in the Premises; and provided that Landlord shall not amend or modify the Lease Agreement as it relates to Sublessee without the advance, written consent of Sublessor, which may be withheld or conditioned in Sublessor's sole discretion; and provided that Landlord shall not consent to any assignment or transfer of the Sublease Premises or Sublessee's interest therein without Sublessor's advance, written consent, which may be withheld or conditioned in Sublessor's sole discretion. Sublessee agrees that any enforcement of the Lease Agreement against Sublessor that would terminate the Lease Agreement, entitle the Landlord to re-enter the Sublease Premises, evict Sublessor, or terminate Sublessor's right of possession, would likewise terminate Sublessee's right of possession.

         4. Consent to Sublease and Sublessor's Work. Subject to and conditioned upon payment by Sublessee to Landlord of Landlord's legal expenses associated with this Consent in an amount not to exceed $2,000, Landlord consents to the sublease attached hereto under the terms and conditions set forth herein. Landlord further consents to and approves the Sublessor's Work as provided in paragraph 7 of the Sublease Agreement and Exhibit "B" thereto ("Sublessor's
Work"); provided, however, that Landlord does not make any warranty and shall not have any obligation to Sublessee or Sublessor respecting the quality, condition or suitability of the Sublessor's Work or of the Sublease Premises, and Sublessor and Sublessee acknowledge that Landlord has made no warranties, either express or implied, concerning the Sublease Premises, the Sublessor's Work or that the Sublease Premises are suitable for Sublessee's intended purposes. The consent contained herein does not constitute a consent to any subsequent sublease or assignment of the Lease Agreement or any portion of the Premises.

         5. Sublease Premises. Without limiting the foregoing, the Sublease Premises shall be described as follows:

              (a) Sublease Premises Location: (i) the portion of the Premises shown as Subleased Premises on the space plan attached as Exhibit "A" to the Sublease Agreement, consisting of approximately 17,777 square feet of Rentable Area on the 4th floor of the Building.

              (b) Sublease Commencement Date and Expiration Date: The Lease Commencement Date for the Sublease Premises and the Sublease Expiration Date for the Sublease Premises shall be as provided in the Sublease Agreement; provided, however, in no event shall such date extend beyond the Lease Expiration Date set forth in the Lease Agreement.

         6. Base Rent, Additional Rent, Tenant's Share, Satellite Space and Parking. The Base Rent, Additional Rent, Tenant's Share and Parking shall be allocated between Sublessor and Sublessee as provided in the Sublease Agreement; provided, however, that Sublessor hereby acknowledges that it remains fully and directly liable for the performance of all obligations and the payment of all amounts due by Tenant under the Lease Agreement; provided that, notwithstanding the foregoing or any other term or condition hereof, Sublessee shall remain obligated and liable to Sublessor as set forth in the Sublease Agreement. Sublessor shall retain, and Sublessee shall not be assigned and shall not be entitled to access or use of, Sublessor's Satellite Space as set forth in
Section 28 of the Lease Agreement.

         7. Notices. All notices and demands, which may or are to be required or permitted to be given hereunder or under the Sublease Agreement shall be in writing. All notices and demands by Sublessor to Sublessee pursuant to the Sublease Agreement also shall be concurrently sent to Landlord (at the address for notices to Landlord noted in the Lease Agreement, or to such other place as Landlord may from time to time designate in a notice to Sublessor in accordance with the Lease Agreement) by receipted hand delivery, by confirmed facsimile, by United States mail, postage prepaid, or by an express delivery service which maintains records of deliveries, freight prepaid. All notices and demands by the Sublessee to Sublessor pursuant to the Sublease Agreement also shall be concurrently sent to Landlord (at the address for notices to Landlord noted in the Lease Agreement, or to such other place as Landlord may from time to time designate in a notice to Sublessor and Sublessee in accordance with the Lease Agreement) by receipted hand delivery, by confirmed facsimile, by United States Mail, postage prepaid, or by an express delivery service which maintains records of deliveries, freight prepaid. All notices and demands by Landlord to Sublessee or Sublessor shall be concurrently sent in the manner provided in the Lease Agreement for notices to Tenant, addressed to both Sublessee (at the address noted in the Sublease Agreement) and to the Sublessor (at the address for notices to Tenant noted in the Lease Agreement), or to such other places as Sublessee and/or Sublessor may from time to time designate in a notice to Landlord in accordance with the Lease Agreement. Notices given by or to Landlord shall become effective as provided in Section 27.7 of the Lease Agreement. The date that notices from Sublessor to Sublessee or from Sublessee to Sublessor are deemed to have been given, received and become effective shall be the date provided in the Sublease Agreement.

         8. Addendum. Landlord hereby consents to the assignment from Sublessor to Sublessee of all of the right, title and interest of Sublessor as the Tenant under the Monument Sign Addendum dated July 21, 2000 and attached as an Exhibit to the Lease Agreement (the "Monument Addendum") upon the terms and conditions set forth herein. The Sublessee agrees to assume and perform, according to the terms of the Monument Addendum, all of the duties, covenants, agreements, obligations, and to be subject to all the limitations of the Tenant (Sublessor), under the Monument Addendum with respect to the right to have its name displayed on a monument sign as provided in the Monument Addendum as if Sublessee were the Tenant thereunder. Sublessor acknowledges that, notwithstanding anything to the contrary contained herein or in the Sublease Agreement, until such time as Sublessor gives written notice ( the "Monument Sign Notice") to Landlord that Sublessee is no longer a subtenant of Sublessor under the Sublease Agreement as a result of a default or breach by Sublessee of any of the provisions of the Sublease Agreement and/or the Lease Agreement (a "Sublessee Default") or other termination of the Sublease Agreement according to its terms, Sublessor shall not have any rights to have its name displayed on a monument sign pursuant to the Monument Addendum; provided, however, that in the event of receipt by Landlord from Sublessor of a Monument Sign Notice of a Sublessee Default or other termination of the Sublease Agreement according to its terms, either Sublessor or Landlord shall have the right to terminate Sublessee's rights under the Monument Addendum. Subject to the foregoing, Landlord shall look solely to Sublessee for the performance of all the obligations of Tenant under the Monument Addendum until receipt by Landlord from Sublessor of a Monument Sign Notice. The Sublessee agrees to and assumes the terms, obligations and limitations of the Monument Addendum. The consent contained herein does not constitute a consent to any subsequent assignment of the Monument Addendum. Landlord acknowledges and agrees that, upon payment by Sublessee to Landlord of the reasonable costs associated with any changeover, conversion or addition, each of Sublessor and Sublessee shall be entitled to and have Building directory, elevator access and door signage, as well as, to the extent available to other tenants of the Building, such other signage as may be reasonably necessary or appropriate to indicate Sublessor's and Sublessee's, as the case may be, occupancy of the Sublease Premises or the "Retained Premises" (as defined in the Sublease Agreement). Notwithstanding any provision contained herein or in the Sublease Agreement, the parties acknowledge and agree that the Building Sign Addendum dated July 21, 2000 and the Lease Extension Addendum dated July 21,2000 attached as an Exhibit to the Lease Agreement are not assigned to Sublessee in connection with this Consent.

         9. Landlord's Further Representation and Agreements. Landlord certifies, to its actual knowledge without any duty to investigate or discover, that as of the date of Landlord's execution hereof, Sublessor is not in default or breach of any of the provisions of the Lease Agreement, no event or circumstance has occurred and is continuing, that with the giving of notice or the passage of time, or both, would constitute a default by Sublessor under the Lease Agreement, and that the Lease Agreement has not been amended or modified. Landlord acknowledges and agrees that Landlord shall not prevent Sublessor from removing the Smed System in accordance with the Lease Agreement upon termination of the Sublease, so long as there is not then a default by Sublessor under the Lease Agreement. Landlord further confirms that Landlord does not have any right of first refusal to purchase the Smed System, in whole or in part. Further, Landlord acknowledges and confirms that, in connection with or by reason of any such removal or otherwise, no Tl Amount shall be payable by Sublessor. Landlord also acknowledges and confirms that the Lease Commencement Date under the Lease Agreement was November 1, 2000, and the Lease Expiration Date under the Lease Agreement is October 31, 2005, unless earlier terminated in accordance with the provisions of the Lease Agreement.

         10. Other Provisions. Sublessor represents, warrants and agrees with Landlord as follows:

              (a) The Lease Agreement and this Consent embody the entire agreement now existing with Landlord related to the Premises and Sublease Premises; and

              (b) The Lease Agreement is in full force and effect and, in reliance on assurances of Landlord that Landlord has no knowledge of any default by Landlord under the Lease Agreement, no default exists on the part of Landlord thereunder; and

              (c) The Lease Agreement, or any interest therein, has not been previously subleased, assigned or pledged by Sublessor.

              Sublessee  represents,   warrants  and  agrees  with  Landlord  as
         follows:

              (d) The Lease Agreement and this Consent embody the entire agreement now existing with Landlord related to the Premises and Sublease Premises; and

              (e) The waiver of subrogation set forth in Section 17.2 of the Lease Agreement shall apply as between Landlord and Sublessee.

              11. General. Without limiting any provision respecting sublease or other transfer as contained in the Lease Agreement, this Consent shall be binding upon and inure to the benefit of the respective legal representatives, and any authorized successors and assigns of the parties. This Consent shall be governed by, and construed in accordance with, the laws of the State of Utah. The Lease Agreement is, and shall remain, in full force and effect, with the provisions thereof applicable to the Sublease Premises. In the event of any conflict between the terms of the Lease Agreement and this Consent, this Consent shall control. In the event of any conflict between the terms of the Lease

Agreement and the Sublease Agreement, the Lease Agreement shall control. The person executing this Consent on behalf of Sublessee warrant and represent that
(a) Sublessee is a duly organized and existing legal entity, in good standing in the State of Nevada, (b) Sublessee has full right and authority to execute, deliver and perform this Consent and no approval or consent of any third party (other than the parties to this Consent) is necessary to make such Consent effectual or otherwise valid and binding, and (c) the person executing this Consent on behalf of Sublessee was authorized to do so. The person executing this Consent on behalf of Sublessor warrant and represent that (a) Sublessor is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Sublessor has full right and authority to execute, deliver and perform this Consent and no approval or consent of any third party (other than the parties to this Consent) is necessary to make such Consent effectual or otherwise valid and binding, and (c) the person executing this Consent on behalf of Sublessor was authorized to do so. The persons executing this Consent on behalf of Landlord warrant and represent that (a) Landlord is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Landlord has full right and authority to execute, deliver and perform this Consent and no approval or consent of any third party (other than the parties to this Consent) is necessary to make such Consent effectual or otherwise valid and binding, and
(c) the person executing this Consent on behalf of Landlord was authorized to do so.

                DATED and effective as of the date first written above.

                                       SUBLESSEE:

                                       CATEGORY 5 TECHNOLOGIES, INC.,
                                       a Nevada corporation

                                       By:______________________

                                       Title:___________________

                                       SUBLESSOR:

                                       PLIANT CORPORATION,  a Utah corporation
                                       formerly known as Huntsman Packaging
                                       Corporation


                                       By:______________________

                                       Title:___________________


                                       LANDLORD:

                                       2755 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its following Manager

                                       COTTONWOOD PARTNERS MANAGEMENT, LTD.,
                                       a Utah limited partnership, by its
                                       following general partner

                                       COTNET MANAGEMENT, INC., a Utah
                                       corporation

                                       By:_________________________
                                          JOHN L. WEST, President

                                    EXHIBIT A

                               SUBLEASE AGREEMENT
                               ------------------

                                    SUBLEASE

         1. PARTIES. This Sublease, dated as of the 20th day of February, 2002, is made between PLIANT CORPORATION, a Utah corporation ("Sublessor"), and CATEGORY 5 TECHNOLOGIES, INC., a Nevada corporation ("Sublessee").

         2. MASTER LEASE. Sublessor is the tenant under a written Lease Agreement, dated July 21, 2000, wherein 2755 E. Cottonwood Parkway, L.C., leased to Sublessor the Premises located at 2755 East Cottonwood Parkway, Suite 400, Salt Lake City, Salt Lake County, Utah. The Lease Agreement, which includes the exhibits and addenda referred to in the Lease Agreement, constitute the "Master Lease". Capitalized terms used in this Sublease and not otherwise defined in this Sublease shall have the meanings given to such terms in the Master Lease.

         3. SUBLEASED PREMISES. Subject to the Master Lease and to Sublessor's continuing rights to access, in common with the Sublessee, the "Retained Premises" (as defined below) as shown on attached Exhibit "A" (the "Common Access Areas"), Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease that portion of the Premises shown as the "Subleased Premises" on the space plan attached as Exhibit "A" (the "Subleased Premises"). The Subleased Premises consist of approximately 17,777 square feet of Rentable Area (the "Subleased Premises Area"). That portion of the Premises not included in the Subleased Premises, consisting of approximately 4,380 square feet of Rentable Area, is referred to in this Sublease as the "Retained Premises".

         4. REPRESENTATIONS AND WARRANTIES BY SUBLESSOR. Sublessor makes each of the representations and warranties in this Paragraph 4, each of which is true and accurate as of the date of execution of this Sublease and will be true and accurate as of the Commencement Date, except and only to the extent Sublessee has actual knowledge to the contrary:

              (a) Subject to the consent of Lessor as specified below, Sublessor has the requisite corporate power and authority, and has been duly authorized, to execute this Sublease.

              (b) To Sublessor's actual knowledge, the Master Lease is in full force and effect, the Master Lease has not been amended or modified in any manner, no Event of Default by Sublessor exists under the Master Lease, and there is no event or circumstance that has occurred and is continuing that with the passage of time or the giving of notice, or both, would constitute an Event of Default by Sublessor under the Master Lease.

              (c) To Sublessor's actual knowledge, Lessor has performed all of its obligations to be performed pursuant to the Master Lease as of the date of this Sublease and Lessor is not in default under the Master Lease and there is no event or circumstance that has occurred and is continuing that with the passage of time or the giving of notice, or both, would constitute a default by Lessor under the Master Lease.

         5. SUBLESSEE  REPRESENTATIONS  AND  WARRANTIES;  FURTHER  AGREEMENTS OF
SUBLESSEE: Sublessee hereby represents and warrants to, and agrees with, Lessor and Sublessor as follows, each of which is true and accurate as of the date of execution of this Sublease and will be true and accurate as of the date of execution of this Sublease, except and only to the extent Lessor or Sublessor has knowledge to the contrary:

              (a) Sublessee has the requisite corporate power and authority, and has been duly authorized, to execute this Sublease.

              (b) Sublessee has made independent inquiry and investigation into the transactions contemplated by this Sublease and, on the basis of such inquiry and investigation, has independently concluded that the transactions contemplated by and under this Sublease are in the best interests of Sublessee and for full, fair and adequate consideration, such that the transactions contemplated by and under this Sublease are being made by Sublessee voluntarily, with no duress, and with full understanding of the circumstances.

           6. TERM.

              (a) The "term" of this Sublease shall commence on the date that Sublessor completes Sublessor's Work pursuant to Paragraph 7, below, minor "punch-list" items excepted, and delivers possession (completion of such work and delivery of possession being referred to as "Possession") of the Subleased Premises to Sublessee (the "Commencement Date"), which Commencement Date shall be confirmed in writing by Sublessee and Sublessor, and shall end on October 31, 2005 (the Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. If, for any reason other than fault or delay caused by Sublessee, Sublessor does not deliver Possession to Sublessee by March 1, 2002 (the "Scheduled Commencement Date"), Sublessee shall be entitled to a rent credit, for each day from and after March 2, 2002 that Possession shall not be so delivered to Sublessee, in an amount equal to the sum of (i) NINE HUNDRED THIRTEEN AND 54/100 DOLLARS ($913.54) and (ii) the Adjusted Additional Rent, prorated on a per diem basis, based on a thirty (30) day month, for actual days elapsed, payable from and after November 1, 2002, but, otherwise, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee within thirty (30) days following the Scheduled Commencement Date, Sublessee may cancel and terminate this Sublease upon written notice to Sublessor within three (3) business days thereafter, in which event this Sublease shall be canceled, all monies previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and neither Sublessee nor Sublessor shall have any other or further liability pursuant to this Sublease or otherwise on account of any such delay or cancellation.

              (b) Sublessee shall have the right to enter upon the Subleased Premises on or after February 11, 2002 for the purpose of preparing the Subleased Premises for Sublessee's occupancy and use, and such entry shall not require the payment of any rent, shall not constitute Possession of the Subleased Premises, and shall not advance the Termination Date; provided that Sublessee shall coordinate any such entry with Sublessor so as to reasonably minimize any interference with

         Sublessor's Work; and provided that any delay in the Scheduled Commencement Date as and to the extent caused by any such entry by Sublessee or by "force majeure" (as defined below) shall result in a corresponding delay in the Scheduled Commencement Date.

         7. SUBLESSOR'S WORK. Sublessor shall, at its sole cost and expense, undertake and diligently complete the work within the Premises particularly described on Exhibit "B" ("Sublessor's Work"), with all such Sublessor's Work to be done in compliance with all of the terms and conditions of the Master Lease, including without limitation the absence of any lien or encumbrance prior to the interest of Sublessee or the Lessor in and to the Subleased Premises, and with the understanding and agreement that Sublessor shall use its best reasonable efforts, subject to any Sublessee delay or force majeure, to complete Sublessor's Work, minor punch-list items excepted, no later than March 1, 2002.

         By the execution hereof, Lessor and Sublessee acknowledge and agree that, other than Sublessor's Work, Sublessor shall have no further obligation or liability for the alteration, remediation, modification and/or improvement of the Premises under the Master Lease, by reason of this Sublease or otherwise, including without limitation in connection with any work required under the Master Lease or in connection with any future occupant of all or any part of the Premises.

          8. RENT.

              (a) Sublessee shall pay to Sublessor as minimum monthly rent, without deduction, setoff, notice, or demand (except as specifically provided for in this Sublease), at the address set forth below the following amounts:

                     (i) For the period  beginning on the date of this  Sublease and ending on the day immediately proceeding the first anniversary of the Commencement Date, the minimum monthly rent shall be zero.

                     (ii) For the next  succeeding  12-month period of the Term, commencing March 1, 2003, the minimum annual rent shall be THREE HUNDRED TWENTY-EIGHT THOUSAND EIGHT HUNDRED SEVENTYFOUR AND 50/100 DOLLARS ($328,874.50), payable in eleven (11) monthly installments of TWENTY-SEVEN THOUSAND FOUR HUNDRED SIX AND 20/100 DOLLARS ($27,406.20) and one (1) monthly installment of TWENTYSEVEN THOUSAND FOUR HUNDRED SIX AND 30/100 DOLLARS ($27,406.30).

                     (iii) For the next succeeding  12-month period of the Term, commencing March 1, 2004, the minimum annual rent shall be THREE HUNDRED THIRTY-FIVE THOUSAND FOUR HUNDRED FIFTY-ONE AND 99/100 DOLLARS ($335,451.99), payable in eleven (11) monthly installments of TWENTY-SEVEN THOUSAND NINE HUNDRED FIFTY-FOUR AND 33/100 DOLLARS ($27,954.33) and one (1) monthly installment of TWENTY-SEVEN THOUSAND NINE HUNDRED FIFTY-FOUR AND 36/100 DOLLARS ($27,954.36).

                     (iv) For the  remaining  portion  of the  Term,  commencing
              March 1, 200s,  the  minimum  annual  rent shall be THREE  HUNDRED
              FORTY-TWO THOUSAND TWO HUNDRED SEVEN AND 25/100 DOLLARS ($342,207.25), payable in eleven (11) monthly installments of TWENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTEEN AND 27/100 DOLLARS
              ($28,517.27) and one (1) monthly installment of TWENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTEEN AND 28/100 DOLLARS ($28,517.28).

              (b) Unless otherwise instructed in writing by Sublessor, each installment of minimum rent and other payments due from Sublessee to Sublessor pursuant to this Sublease shall be paid to Sublessor by wire transfer, on or before the date due and payable, as follows:

                           Pliant Corporation
                           First Union Bank
                           Account No. 2000010396809
                           ABA No. 053000219
                           Swift Code PNBPUS33

              (c) All rent shall be paid in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis, based on a 30-day month, for actual days elapsed.

          9. OPERATING EXPENSES.

              (a) Sublessee agrees to pay to Sublessor an amount equal to Sublessee's pro rata share of the Premises, or 80.25% ("Sublessee's Pro Rata Share") of each "Adjusted Additional Rent" (as defined below) payment amount, with each such payment by Sublessee to be made, so long as Sublessee shall receive the "Adjusted Additional Rent Notice" (as defined below) therefor at least three (3) business days before the due date for the corresponding Additional Rent payment amount due from Sublessor under Section 5.3 of the Master Lease, no later than one business day prior to the due date for the corresponding Additional Rent payment amount due from Sublessor under Section 5.3 of the Master Lease and, otherwise, on or before any such due date.

              (b) Sublessor shall, immediately upon receipt thereof, provide to Sublessee copies of all statements, reconciliations, calculations, and other materials received from Lessor with respect to Operating Expenses and any payments of Additional Rent to be made by Sublessor pursuant to
         Section 5.3 of the Master Lease (in each case, "Adjusted Additional Rent Notice").

              (c) To the extent that Sublessor receives any payments or credits from Lessor pursuant to Section 5.3.2(c) of the Master Lease, Sublessee shall thereupon be entitled to Sublessee's Pro Rata Share of each such payment or credit, after such payment or credit has been recomputed using calendar year 2001 as the Base Year.

              (d) As used in this Sublease, the term "Adjusted Additional Rent" means each payment of Additional Rent that Sublessor is required to make pursuant to Section 5.3 of the Master Lease with respect to any Fiscal Year falling within the "Operating Expense Payment Period" (as defined below) (including amounts based on an Estimate Statement and including any amounts payable pursuant to Section 5.3.2(c) of the Master Lease), recomputed using calendar year 2001 as the Base Year. As used in this Sublease, the term "Operating Expense Payment Period" means the period commencing November 1, 2002 and ending on the Termination Date. Payments for partial periods shall be prorated on a per diem basis, based on a thirty (30) day month, for actual days elapsed.

              (e) Except as otherwise specified in this Sublease or in the Lessor's consent to this Sublease (my, in subparagraph 12(d), below), Sublessee shall pay Sublessee's Pro Rata Share, as Additional Rent, within ten (10) business days following receipt of an invoice therefor from Sublessor (together with reasonably satisfactory evidentiary documentation thereof), and except as part of the Adjusted Additional Rent, of any and all charges, costs and expenses attributable to the use and/or occupancy of the Subleased Premises by Sublessee, including without limitation charges, costs and expenses for any computer room air conditioning, fire suppression and alarm control systems, as well as any related connection and/or inspection costs and expenses. In addition, except as part of the Adjusted Additional Rent otherwise payable under this Sublease or as otherwise specified in the Master Lease or this Sublease, each of Sublessor or Sublessee shall be responsible for any maintenance or repairs necessary for or attributable to the use and/or occupancy of the Retained Premises or the Subleased Premises, as the case may be. Further, Sublessee shall be responsible for any costs or expenses associated with any signage additions and/or changeovers, any lock and key conversions needed to access and service the Subleased Premises, and any similar matters not specified as part of Sublessor's Work under this Sublease and necessary or appropriate by reason of this Sublease and Sublessee's use and occupancy of the Subleased Premises under this Sublease.

         10. LATE CHARGES; DEFAULT INTEREST. If any minimum monthly rent or other charge, expense, or other amount due and payable hereunder by either party to the other party is not paid as and when due, then, without limitation, such unpaid amount shall bear interest from the due date until paid, both before and after judgment, at the rate of twelve percent (12%) per annum. If any minimum monthly rental payment or any payment required to be made pursuant to Paragraph 8 is not paid within any applicable notice and cure period after the same becomes due, Sublessee shall pay to Sublessor a late charge in an amount equal to five percent (5%) of any such overdue payment amount. The provisions for such default interest and late charges shall be in addition to all of the parties' other rights and remedies hereunder or at law and shall not be construed as, in any case, a penalty.

         11. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution of this Sublease the sun of TWENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTEEN AND 28/100 DOLLARS ($28,517.28), as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges under this Sublease or fails to perform any of its other obligations hereunder and such failure continues uncured for any applicable notice and cure period, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for an loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts and shall have no obligation or liability for payment of interest on the Security Deposit. If Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) business days after the Term has expired or Sublessee has vacated the Subleased Premises, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

         12. USE OF SUBLEASED PREMISES; SIGNAGE AND PARKING; SPECIAL USES. Throughout the Term, Sublessor and Sublessee agree as follows:

              (a) The Subleased Premises shall be used and occupied only for general office space, and for no other use or purpose (the "Use").

              (b) Subject to Paragraph 13, below, Sublessee may install on the Subleased Premises any trade fixtures and equipment reasonably necessary or appropriate for Sublessee's Use of the Subleased Premises, which shall remain Sublessee's personal property. Sublessee may remove any such trade fixtures and equipment at any time during the Term, but shall repair any damage to structural portions of the Premises and/or Building caused by the installation or removal of such trade fixtures and equipment.

              (c) All of Sublessor's rights pursuant to the Monument Sign Addendum that are attached to the Master Lease (the "Sign Addendum") are assigned to Sublessee for the term of the Sublease, and Sublessee shall be entitled to all signage otherwise permitted to Sublessor pursuant to the Sign Addendum and any other provision of the Master Lease, notwithstanding that Sublessor will still be in possession of the Retained Premises; provided that, notwithstanding the foregoing, Sublessor shall be entitled to building directory, elevator access and doorway signage, as well as, to the extent available to Sublessee or other tenants of the Building, such other signage as may be reasonably necessary or appropriate to indicate Sublessor's continued possession of the Retained Premises.

              (d) Except for two (2) reserved and four (4) unreserved parking spaces to be retained for use by the Sublessor and throughout the Term, Sublessee shall be entitled, at no cost to Sublessee, to certain of the parking spaces, both reserved (10 total) and unreserved (56 total), that are allocated to Sublessor pursuant to the Master Lease, subject to the terms and conditions of the Master Lease, notwithstanding that Sublessor will still be in possession of the Retained Premises, all as specified and outlined on attached Exhibit "C". Any and all charges for parking pursuant to Section 5.5 of the Master Lease shall be timely paid by Sublessor pursuant to the terms and conditions of the Master Lease.

              (e) Throughout the Term, Sublessee shall be entitled to the rights granted to Sublessor pursuant to Section 29 of the Master Lease, notwithstanding that Sublessor will still be in possession of the Retained Premises; provided that Sublessor shall be entitled to remove any and all of its personal property subject thereto; provided, further, that Sublessor shall have no obligation or continuing liability to provide any equipment and/or services to Sublessee under
         Section 29 of the Master Lease.

              (f) In the event Sublessee shall determine to use the Common Access Areas as a reception area and/or locate a receptionist within the Common Access Areas, Sublessor shall have the right, upon notice to Sublessee and subject to the payment by Sublessor to Sublessee of Sublessor's pro rata share of the costs and expenses attributable to the services of any such receptionist incurred by Sublessee within ten
         (10) days following notice from Sublessee (inclusive of reasonably satisfactory evidentiary documentation of any such services), to use the reception area for invitees, customers, visitors, and licensees, of Sublessor to wait and be greeted by Sublessor, and to have any such receptionist greet and provide direction to any such invitees, customers, visitors, and licensees of Sublessor to the Retained Premises and/or Sublessor. Further, any such invitees, customers, visitors, and licensees of Sublessor shall be entitled to wait, temporarily, for entry into the Retained Premises within the Common Access Areas; provided that in any case, Sublessor shall be responsible for any damage resulting from any such use of the Common Access Areas or any furniture or equipment of Sublessee located therein and used therefore as and to the extent caused by, through or under Sublessor pursuant to this subparagraph or otherwise.

              (g) Upon reasonable advance notice, except in exigent circumstances, Sublessee shall allow Sublessor access to the Subleased Premises (inclusive of the computer room therein) as and to the extent necessary or appropriate to service any property of Sublessor within the Subleased Premises and/or to ensure continued computer, utility and similar services and facilities to and for the Retained Premises.

              13. INSTALLATIONS, ALTERATIONS AND REMOVALS; DISCLAIMER OF INTEREST. It is expressly agreed and understood that Sublessee will make no structural alterations, additions or betterments to, or installations ("alterations") upon the Subleased Premises without the prior written approval of Lessor and Sublessor, which approval shall not be unreasonably withheld, conditioned or delayed to the extent any such alterations are consistent with the Use. However, if improvements or modifications are less than FIVE THOUSAND AND NO/100 DOLLARS ($5,000), individually or in the aggregate, no such approval shall be required, but Lessor and Sublessor shall be furnished with a copy of the plans and specifications for such work (certified as true and complete by an authorized of officer of Sublessee and, as and to the extent applicable, the preparer thereof). Any such alterations shall be done in a safe and workmanlike manner in compliance with applicable codes. All repairs, replacements and renewals shall be at least equal in quality, utility and class to the original work. Such alterations, if approved, shall be made at Sublessee's expense. The non-severable improvements, other than trade fixtures of the Sublessee, shall become part of the Premises and may not be removed by Sublessee at the end of this Sublease.

         14. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease), which consent, subject to and consistent with the terms and conditions of Paragraph 10 of the Master Lease, shall not be unreasonably withheld, conditioned or delayed; provided that, in the event of any request for such assignment or sublease, Sublessor may, in lieu of any such consent, terminate this Sublease as to that part or all of the Subleased Premises proposed to be assigned or subleased; provided further that Sublessee shall not be released from its obligations under this Sublease in the event of any such assignment or sublease; and provided that, in the event Sublessee proposes a sublease of less than all of the Subleased Premises, Sublessor may, in its sole discretion, reasonably withhold or condition its consent thereto.

         15. DEFAULT AND REMEDIES.

              (a) If default shall be made in the due and punctual payment of any Rent, Additional Rent or other sums payable under this Sublease or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of five (S) business days after the date due; provided that in the event Sublessee shall fail to make any such payments on the date due, excluding any grace period, twice in any calendar year, thereafter default shall be automatic, without any such grace period, if Rent, Additional Rent or other sums due and payable under this Sublease are not timely received on the date due; or

              (b) If the Subleased Premises shall be abandoned or vacated by Sublessee; or

              (c) If Sublessor or Sublessee otherwise shall fail to perform, comply with or observe any other agreement, obligation or undertaking of Sublessor or Sublessee, as the case may be, under this Sublease or the Master Lease, other than as referenced in subparagraph l5(a), above, and the continuance of such failure for a period of thirty (30) days (or, if reasonably required, such longer period, not to exceed 120 days, so long as Sublessor or Sublessee, as the case may be, timely and diligently commences and continues to completion the required cure) after written notice from the Sublessee or the Sublessor, as the case may be specify any such failure; or

              (d) If Sublessee is in default, Sublessor may terminate this Sublease and reenter the Subleased Premises; or

              (e) Re-enter the Subleased Premises without terminating this Sublease pursuant to subparagraph 15(d), above.

         Should Sublessor elect to re-enter or take possession of the Subleased Premises pursuant to subparagraph 15(e), above, Sublessor may from time to time and without terminating this Sublease, relet the Subleased Premises or any part thereof for such term or terms (which may be for a period extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Sublessor deems reasonable; provided, Sublessor shall use its commercially reasonable efforts to relet the Subleased Premises in accordance with then applicable law. If Sublessor elects not to re-enter, this Sublease shall continue for so long as Sublessor does not terminate Sublessee's right to possession, and Sublessor may enforce all its rights and remedies under this Sublease, including the right to recover minimum monthly rent and other charges payable by Sublessee to Sublessor pursuant to this Sublease, as such minimum monthly rent and other changes become due. Sublessor shall not be deemed to have terminated this Sublease or the liability of Sublessee to pay rent or other charges hereunder by any action in unlawful detainer or otherwise to obtain possession of the Subleased Premises, unless Sublessor shall have notified Sublessee in writing that it has elected to terminate this Sublease.

         Should Sublessor elect to terminate this Sublease, Sublessor may recover from Sublessee:

                     (i) The worth at the time of the award of any  unpaid  rent which had been earned at the time of such termination; plus

                     (ii) The  worth at the time of the  award of the  amount by which the unpaid rent would have been earned after termination until the time of the award exceeds the amount of such rental loss Sublessee proves reasonably could have been avoided; plus

                     (iii) The  worth at the time of the award of the  amount by which the unpaid rent for the balance of the primary term (or an exercised extension term, as the case may be) after the time of the award exceeds the amount of such rental loss that Sublessee proves reasonably could be avoided; plus

         As used in subparagraphs (i), (ii) and (iii) above, the "worth at the time of the award" is computed by allowing interest or discounting such amount, as appropriate, at the Interest Rate determined as of the date of the award.

         Whether or not Sublessor elects to terminate this Sublease, Sublessee shall pay Sublessor, upon demand, any other amounts necessary to compensate Sublessor for all detriment caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Sublessor in (A) retaking possession of the Subleased Premises, including reasonable attorneys' fees therefor, (13) maintaining or preserving the Subleased Premises after any default, (C) preparing the Subleased Premised for reletting to a new sublessee, including repairs or alterations to the Subleased Premises, (D) leasing commissions, or (E) any other costs necessary or appropriate to relet the Subleased Premises; plus

         If a party is in default, the other party shall have the right, upon an additional ten (10) business days prior written notice to the defaulting party, to cure such default on behalf of the defaulting party and, in connection therewith, do all work and make all payments deemed reasonably necessary or appropriate by such curing party, including payment of reasonable costs (including reasonable attorneys' fees) and charges in connection with any legal action which may have been commenced or threatened (except that in case of an emergency, prior notice need not be given for a party to exercise its rights hereunder), and all sums so expended by a curing party shall be paid by the defaulting party on demand.

         Any rights and remedies to and not in lieu of any other rights and remedies then available under applicable Utah law.

         16. CASUALTY AND CONDEMNATION. If there is a Taking within the coverage of Section 14 of the Master Lease or any casualty loss within the coverage of
Section 15 of the Master Lease, which in either case affects the Subleased Premises and, as a result of such Taking or casualty loss, the Sublessor under the Master Lease has the option to terminate the Master Lease, Sublessee shall have the right to terminate this Sublease upon thirty (30) days written notice to Sublessor. In no event will Sublessor agree to, or exercise any right to, terminate the Master Lease under either Section 14 or Section 15 of the Master Lease without prior written notice to Sublessee.

         17. INSURANCE. During the Term and/or in the event of any entry to the Premises by Sublessee prior to the Scheduled Commencement Date:

              (a) Sublessee shall obtain and keep in effect the following insurance, at Sublessee's sole cost and expense.

                     (i) Insurance  upon all property  situated in the Subleased
              Premises owned by Sublessee or for which Sublessee is legally liable.

                     (ii) Commercial General Liability insurance including fire, legal liability and contractual liability insurance coverage with respect to the Building and the Subleased Premises. The coverage is to include activities and operations conducted by Sublessee and any other person performing work on behalf of Sublessee and those for whom Sublessee is by law responsible. Such insurance shall be written on a comprehensive basis with inclusive limits of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) combined single limit of liability for each occurrence for bodily injury and property damage which amounts may be changed by consent of both parties in future years. The limit of said insurance shall not, however, limit the liability of Sublessee hereunder. Each of Sublessor and Lessor shall be named as an additional insured on this liability policy arising out of Sublessee's occupancy and/or negligent use of the Subleased Premises and/or the Building.

                     (iii) Rental interruption insurance, which shall insure Sublessor against the loss of not less than twelve (12) months' Rent payable under this Sublease.

                     (iv) Any other form of insurance as  Sublessee,  Sublessor,
              Lessor, or Lessor's Lender may from time to time mutually agree is reasonable and/or as may be otherwise required of a tenant under the Master Lease, including without limitation workers compensation insurance with no less than the limits required by Utah law. Such insurance shall be in the form, amounts and for the risks which a prudent tenant of the Subleased Premises would insure.

              (b) All policies of insurance required by the terms of this Sublease shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding an act or negligence of Lessor or Sublessor that might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of subrogation, counterclaim or deductions against Lessor or Sublessor.

              (c) Sublessee shall deliver to Sublessor and Lessor the certificates of insurance for the insurance required to be carried by Sublessee, which, except for the insurance described in subparagraph a(ii), above, of this Paragraph 17, shall have attached an additional insured endorsement, in a form reasonably satisfactory to Sublessor, and Lessor, and a standard waiver of subrogation endorsement. If
         Sublessee provides any of the required insurance through blanket policies covering more than one location, then Sublessee shall furnish Sublessor with a Certificate of Insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date, at least fifteen (15) business days prior to the expiration of each such policy. All such policies shall contain a provision that such policies will not be cancelled or materially amended, or the scope thereof or limits of coverage thereof or limits reduced, without at least thirty (30) days prior written notice by registered mail to Sublessor and Lessor.

              (d) If Sublessee fails to secure or maintain any insurance coverage required of it by the terms of this Sublease, Sublessor may, without obligation purchase such insurance coverage required at Sublessee's expense. Sublessee shall promptly reimburse Sublessor for any monies so expended.

         18. WAIVER OF SUBROGATION. Lessor, Sublessee and Sublessor hereby mutually release and waive their entire right of recovery against the other party for any and all loss or damage to the improvements, all personal property of Sublessee, and any installations, betterments or improvements added to the building by Sublessee, where such loss results from fire, is occasioned, caused or incurred by, or results from fire, windstorm, hail, explosion, riot attending strike, civil commotion, aircraft, vehicles, smoke and vandalism and all other perils which are insured against under the terms and conditions of this Sublease, whether said loss occurred or was caused by the negligence of the Lessor, Sublessee or Sublessor, their respective agents, servants, employees, subleases or concessionaires, or otherwise. Lessor, Sublessor and Sublessee each further warrant that insurance companies insuring Lessor, Sublessor or Sublessee shall have no rights against the other, whether by assignment, subrogation or otherwise. Notwithstanding the foregoing, willful misconduct of a criminal nature lawfully attributable to a party shall, to the extent that said conduct contributes to loss or damage, not be excused under this Paragraph.

         19. BANKRUPTCY OR INSOLVENCY. This Sublease shall be further subject to the following:

              (a) In the event that Sublessee shall become a debtor under Chapter 7 of the Bankruptcy Code and Sublessee's trustee or Sublessee shall elect to assume this Sublease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of subparagraphs 19(b) and (d), below are satisfied. If Sublessee or Sublessee's trustee shall fail to elect to assume this Sublease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Sublease shall be deemed to have been rejected. Immediately thereupon, the Sublessor shall be entitled to possession of the Subleased Premises without further obligation to Sublessee or Sublessee's trustee and this Sublease shall terminate, but Sublessor's right to be compensated for damages in any such proceeding shall survive.

              (b) In the event that a petition for reorganization or adjustment of debts is filed concerning Sublessee under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapter 11, Sublessee's trustee or the Sublessee, as debtor-in-possession, must elect to assume this Sublease within 120 days from the date of the filing of the petition under Chapter 11 or Sublessee's trustee or the debtor-in-possession shall be deemed to have rejected this Sublease. In the event that the Sublessee, Sublessee's trustee or the debtor-in-possession has defaulted as provided in Paragraph 15, above, no election by
         Sublessee's trustee or the debtor-in possession to assume this Sublease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                     (i) Sublessee's trustee or the debtor-in-possession has cured all defaults under the Sublease, or has provided Sublessor with "Assurance. (as defined below) that it will cure, (A) all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and (B) all other defaults under this Sublease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

                     (ii) Sublessee's  trustee or the  debtor-in-possession  has compensated, or has provided the Sublessor with Assurance that within ten (10) days from the date of such assumption it will compensate Sublessor for any actual pecuniary loss incurred by Sublessor arising from the default of Sublessee, Sublessee's trustee, or the debtor-in-possession indicated in any statement of actual pecuniary loss sent by Sublessor to Sublessee's trustee or the debtor-in-possession.

                     (iii) Sublessee's trustee or the  debtor-in-possession  has provided Sublessor with Assurance of the future performance of each of the obligations under this Sublease of Sublessee, and Sublessee's trustee or the debtor-in-possession shall also (A) deposit with Sublessor, as security for the timely payment of rent hereunder, an amount equal to three (3) monthly installments of Rent which shall be applied to installments of Rent in the inverse order in which such installments shall become due provided all the terms and provisions of this Sublease shall have been complied with, and (B) pay in advance to Sublessor on the date Rent is due and payable one-twelfth of Sublessee's annual obligations for Additional Rent pursuant to this Sublease. The obligations imposed upon Sublessee's trustee or the debtor-in- possession by this Paragraph shall continue with respect to Sublessee or any assignee of this Sublease after the completion of bankruptcy proceedings.

         For purposes of this Paragraph 19, Sublessor and the Sublessee acknowledge that "Assurance" shall mean no less than: Sublessee's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Sublessor that sufficient funds will be available to fulfill the obligations of Sublessee under this Sublease and there shall have been deposited with Sublessor sufficient cash, or other collateral reasonably satisfactory to Sublessor, to secure to Sublessor the obligation of Sublessee to cure the defaults under this Sublease, monetary and/or non-monetary within the time periods set forth above.

              (c) If Sublessee's trustee or the debtor-in-possession has assumed the Sublease pursuant to the terms and provisions of subparagraphs 19(a) or (b), above, for the purpose of assigning (or elects to assign) this Sublease, this Sublease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Sublease to be performed by Sublessee. Sublessor shall be entitled to receive all cash proceeds of such assignment. As used herein "adequate assurance of future performance" shall mean that no less than each of the following conditions has been satisfied:

                     (i) The proposed  assignee  has  furnished  Sublessor  with either (A) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Sublessor reasonably determines to be sufficient to assure the future performance by such assignee of Sublessee's obligations under this Sublease or (B) a guarantee or guarantees, in form and substance satisfactory to Lessor, from one or more persons with a net worth satisfactory to Sublessor.

                     (ii) The proposed assignment will not release or impair any guaranty of the obligations of Sublessee (including the proposed assignees) under this Sublease.

              (d) When, pursuant to the Bankruptcy Code, Sublessee's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Subleased Premises, such charges shall not be less than the Rent and Additional Rent payable by Sublessee under this Sublease.

              (e) Neither the whole nor any portion of Sublessee's interest in this Sublease or its estate in the Subleased Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law unless the Sublessor shall have consented to such transfer in writing. No acceptance by the Sublessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by the Sublessor nor shall it be deemed a waiver of the Sublessor's right to terminate this Sublease for any transfer of Sublessee's interest under this Sublease without such consent.

              (f) Provided the Sublessee is not in default under this Sublease and provided that this Sublease has not otherwise been terminated in accordance with the provisions hereof, if Sublessor is the debtor in a pending bankruptcy proceeding and Sublessor elects to assume the Master

         Lease, this Sublease shall remain in full force and effect and neither Sublessor nor Sublessor's trustee-in-bankruptcy shall have the right to reject this Sublease in the bankruptcy proceedings.

         20. ADDITIONAL COVENANTS. Sublessor and Sublessee further covenant and agree as follows:

              (a) Except as and to the extent by reason Sublessor's failure to fully utilize the Premises, in whole or in part, Sublessor shall remain liable for all of the obligations of Sublessor under the Master Lease. Sublessor shall timely pay and perform all of the Payment Obligations (defined below), conditioned only upon timely payment by Sublessee to Sublessor of the amounts due and owing by Sublessee to Sublessor pursuant to this Sublease. Sublessor shall timely perform all of the terms and conditions of the Master Lease as they relate to the Retained Premises. As used in this Sublease, the term "Payment Obligations" refers to the obligations of Sublessor under Section 5 of the Master Lease; the Payment Obligations under-Section 5 of the Master Lease are not assumed by Sublessee by its execution hereof.

              (b)Sublessor hereby indemnifies, holds harmless and agrees to defend Sublessee from and against any and all losses, injury, obligations, claims, damages, judgments, and injuries of any nature on account of any breach by Sublessor of the obligations of Sublessor pursuant to Paragraph 20(a), above, including on account of any breach by Sublessor of the Payment Obligations, except to the extent that Sublessor is prevented from performing any such obligations by a breach of this Sublease by Sublessee. Sublessor's obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or termination of this Sublease, as to claims arising or accruing prior to the expiration or termination of this Sublease.

              (c) Sublessee hereby indemnifies, holds harmless and agrees to defend Sublessor from and against any and all losses, injury, obligations, claims, damages, judgments, and injuries of any nature on account of any breach by Sublessee of the obligations of Sublessee under this Sublease, except to the extent that Sublessee is prevented from performing any such obligations by a breach of this Sublease by Sublessor. Sublessee's obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or termination of this Sublease, as to claims arising or accruing prior to the expiration or termination of this Sublease.

              (d) Except as may be otherwise required under the Master Lease, without the prior written consent of Sublessee, in the sole and absolute discretion of Sublessee, Sublessor will not take any actions with respect to or otherwise in any way affecting the Subleased Premises, including granting any consents or approvals under or with respect to the Master Lease or agreeing to any amendment, modification, or termination of the Master Lease.

              (e) Sublessor agrees, upon reasonable, advance written request of Sublessee specifying the particulars thereof, to enforce the terms of the Master Lease to the extent reasonably necessary to cause Lessor to perform its obligations under the Master Lease, as they relate to the Subleased Premises, for the benefit of Sublessee.

              (f) If there are inconsistencies in the terms of this Sublease and the terms of the Master Lease, then, as between Sublessor and Sublessee, the terms of this Sublease shall control.

              (g) To the extent that the Master Lease grants rights and benefits to the tenant under the Master Lease, Sublessee may exercise, enforce, and enjoy all such rights as they relate to the Subleased Premises and the Common Access Areas independent of, and without any consent or approval from, Sublessor; provided that any such exercise shall not adversely affect or alter Sublessor's use and enjoyment of the Retained Premises and the Common Access Areas.

              (h) Sublessee shall not commit or suffer any act or omission that will violate or constitute a default under any of the provisions of the Master Lease.

              (i) Conditioned only upon compliance by Sublessee with the terms and conditions of this Sublease and subject to the terms and conditions of this Sublease, Sublessor covenants that Sublessee shall have quiet and peaceful possession of the Subleased Premises throughout the Term of this Sublease, without, except any rights of Lessor under the Master Lease, interference from Sublessor or anyone acting by, through or under Sublessor.

              (j) If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease from and after the date hereof, then the defaulting party shall be liable to the nondefaulting party for the actual damages and relocation expenses suffered as a result of such termination, consequential damages and lost profits excepted.

              (k) Sublessee shall and hereby agrees to be solely responsible for any costs payable by Sublessor under the Master Lease in connection with obtaining Lessor's consent to this Sublease, as specified under
         Section 10.2(c) of the Master Lease.

              (1) Sublessee shall, at Sublessee's sole cost and expense, comply with all laws, ordinances, regulations or orders of any federal, state, county or municipal or other public authority applicable to Sublessee or affecting the Subleased Premises and the Common Access Areas, including but not limited to occupational health and safety, hazardous waste and substances, sudden or non-sudden pollution and environmental matters. Sublessee will not commit any waste on the Subleased Premises, nor permit any obnoxious odors or noise to emanate from the Subleased Premises, nor shall it use or permit the use of the Subleased Premises in violation of any present or future law of the United States or of the State of Utah, or in violation of any municipal or county ordinance or regulation applicable thereto. Sublessee shall promptly notify Lessor and Sublessor of Sublessee's receipt of any notice of a violation of any such law, standard or regulations.

              (m) The Sublessor shall, at Sublessor's sole cost and expense, comply with all laws, ordinances, regulations or orders of any federal, state, county or municipal or other public authority applicable to

         Sublessee or affecting the Retained Premises, including but not limited to occupational health and safety, hazardous waste and substances, sudden or non-sudden pollution and environmental matters. The Sublessor will not permit any obnoxious odors or noise to emanate from the Retained Premises, nor shall it use or permit the use of the Retained Premises in violation of any present or future law of the United States or of the State of Utah, or in violation of any municipal or county ordinance or regulation applicable thereto. The Sublessor shall promptly notify Lessor and Sublessee of Sublessor's receipt of any notice of a violation of any such law, standard or regulations.

              (n) Sublessee agrees not to permit any lien for monies owing by Sublessee to remain against the Subleased Premises or the Building for a period of more than fifteen (15) business days; provided, however, that nothing herein contained shall prevent Sublessee, in good faith and for good cause, from contesting in the courts the claim or claims of any person, firm or corporation growing out of Sublessee's operation of the Subleased Premises or costs of improvements by Sublessee on the Subleased Premises, and the postponement of payment of such claim or claims until such contest shall finally be decided by the courts shall not be a violation of this Sublease or any covenant hereof; provided that during such contest, upon Sublessor's request, Sublessee shall deposit with Sublessor such security as Sublessor may reasonably deem necessary to prevent the impairment of the Subleased Premises. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within fifteen (15) business days after discovery of same by Sublessee, Sublessor may at Sublessor's option (but without any obligation so to do) pay or discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the Subleased Premises which Sublessee is obligated hereunder to pay and which have become a lien on the Subleased Premises. Sublessee agrees to repay any sums so paid by the Sublessor upon demand therefor, together with interest at the rate of twelve percent (12%) per annum from the date any such payment is made.

              (o) Sublessee shall indemnify, defend and hold Sublessor harmless against any expense, loss or liability paid, suffered or incurred as the result of any breach by Sublessee, Sublessee's agents, servants, employees or licensees, of any covenant or condition of this Sublease, or as the result of Sublessee's use or occupancy of the Subleased Premises or the Common Access Areas, or the carelessness, negligence or improper conduct of the Sublessee, Sublessee's agents, servants, employees, or licensees in and around the Subleased Premises or the Common Access Areas.

              (p) Sublessor shall indemnify, defend and hold Sublessee harmless against any expense, loss or liability paid, suffered or incurred as the result of any breach by Sublessor, Sublessor's agents, servants, employees or licensees, of any covenant or condition of this Sublease, or as the result of Sublessor's use or occupancy of the Retained Premises or the Common Access Areas, or the carelessness, negligence or improper conduct of the Sublessor, Sublessor's agents, servants, employees, or licensees in and around the Retained Premises or the Common Access Areas.

              (q) Sublessee or Sublessor, as the case may be, shall at any time upon not less than five (5) days' prior written notice from Sublessor or the Sublessee, as the case may be, execute, acknowledge, and deliver to Sublessor or Sublessee, as the case may be, a statement in writing that:

                     (i) Certifies that this Sublease is unmodified arid in full force and effect (or if modified, states the nature of such modification and certifies this Sublease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; and

                     (ii) Acknowledges that there are not, to Sublessee's or Sublessor's knowledge, as the case may be, any uncured defaults on the part of Lessor or, as the case may be, Sublessor or Sublessee hereunder, or specifying such defaults if any are claimed.

                   Sublessee's or Sublessor's, as the case may be, failure to deliver such statement within such time shall be conclusive upon Sublessee or Sublessor that:

                     (i) This  Sublease  is in full  force and  effect,  without modification except as may be represented by Lessor or, as the case may be, Sublessor or Sublessee;

                     (ii) There are no uncured  defaults in Lessor's  or, as the case may be, Sublessor's or Sublessee's performance; and

                     (iii) Not more than one month's rent has been paid in advance.

              (o) Sublessee acknowledges and agrees that authorizing resolutions, together with signature and incumbency certifications for the individuals signing on behalf of Sublessee shall be delivered by Sublessee to Sublessor concurrently with the execution and delivery of this Sublease.

              (p) Sublessee acknowledges and agrees that, from time to time, Sublessee shall deliver to Sublessor such other company and financial information relating to the Sublessee as shall be reasonably requested by the Sublessor, which information shall be certified as true and complete by an authorized officer of Sublessee and, as and to the extent applicable, the preparer thereof.

         21. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

         22. AGENCY DISCLOSURE; COMMISSION. Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except CB RICHARD ELLIS ("Broker"), who represents Sublessor. Upon execution of this Sublease and consent thereto by Lessor, Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract win Broker for the subleasing of the Subleased Premises, if any, and otherwise in the amount of SIXTY-EIGHT THOUSAND NINE HUNDRED THIRTEEN AND NO/100 DOLLARS ($68,913), for services rendered in effecting this Sublease. Sublessor agrees to indemnify and hold Sublessee harmless for, from, and against any commission or other amount payable to Broker. If any other person asserts a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming will indemnify and hold the other party harmless for, from, and against any and all losses, injury, obligations, claims, damages, judgments, and injuries of any nature related thereto. These indemnities will survive the termination of this Sublease.

         23. NOTICES. All notices and demands, which may or are to be required or permitted to be given hereunder shall be in writing. All notices and demands by Sublessor shall be sent by receipted hand delivery, by confirmed facsimile, by United States mail, postage prepaid, or by an express delivery service which maintains records of deliveries, freight prepaid, addressed to Sublessee at the Subleased Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to Sublessor. All notices and demands by the Sublessee shall be sent by receipted hand delivery, by confirmed facsimile, by United States Mail, postage prepaid, or by an express delivery service which maintains records of deliveries, freight prepaid, addressed to Sublessor at the address set forth herein, and to such other person or place as Sublessor may from time to time designate in a notice to Sublessee. The date that notice is deemed to have been given, received and become effective shall be the date of actual receipt, if the notice is sent by receipted hand delivery, confirmed facsimile or express delivery service, and four days following deposit in the United States mail, if the notice is sent through the United States mail.

          To Sublessor:

                   Pliant Corporation
                   c/o Brian Johnson, CFO
                   1515 Woodfield Road, Suite 600
                   Schaumburg, Illinois 60173

                   with a copy to:

                   Stoel Rives LLP 201 South Main, Suite 1100 Salt Lake City, Utah 84111 Attention: Guy P. Kroesche, Esq.

                   To Sublessee:

                    Category 5 Technologies, Inc.
                    c/o Jade Millington
                    27S5 East Cottonwood Parkway
                    Suite 400
                    Salt Lake City, Utah 84121
                   with a copy to:

                   Snell & Wilmer 15 West South Temple, Suite 1200 Salt Lake City, Utah 84101 Attention: Greg R. Nielsen, Esq.

         24. INDEMNIFICATIONS. Each party shall hold harmless, reimburse, indemnify, and defend the other party from and against any and all losses, injury, obligations, claims, damages, judgments, and injuries of any nature resulting from, arising out of, or related in any respect to the falsity or inaccuracy of any representation or warranty made by the indemnifying party and/or any obligations of the indemnifying party arising under or in connection with this Sublease, including without limitation reasonable attorneys' fees, costs, and expenses of any nature incurred as a result of or related to such false or inaccurate representations and/or warranties or failure to perform any such obligations.

         25. GOVERNING LAW; FORCE MAJEURE. This Sublease shall be governed by and construed in accordance with the laws of the State of Utah. For purposes of this Sublease, "force majeure" shall mean any delay caused by reason of a strike, labor trouble, acts of nature or any other cause beyond the reasonable control of a responsible party (financial inability excepted), where such party is otherwise without fault.

         26. CONSTRUCTION OF SUBLEASE: FURTHER UNDERSTANDINGS. Words of any gender used in this Sublease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. Interpretation, construction and performance of this Sublease shall be governed by the laws of Utah. For such purposes and this Sublease only, any references in the Master Lease to "Tenant" shall be deemed references to Sublessee and any references in the Master Lease to "Landlord" shall be deemed references to Sublessor, and with the understanding that, during regular business hours, Sublessor shall have the right to access and inspect the Subleased Premises for purposes of ascertaining Sublessee compliance with the terms and conditions of this Sublease and the Master Lease; provided that, so long as the same shall not adversely affect Sublessor's rights hereunder, Sublessee shall have the right to have a representative present during any such access and inspection by Sublessor.

         27. PARAGRAPH HEADINGS. The paragraph headings as to the contents of particular paragraphs herein are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

         28. RIGHTS OF SUCCESSORS AND ASSIGNS: ASSUMED OBLIGATIONS. The covenants and agreements contained in the within Sublease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives, subject to the restrictions contained herein on assignments by Sublessee. Other than the Payment Obligations, Sublessee assumes and agrees to perform the obligations of Sublessor (as "Tenant") under the Master Lease during the Term, to the extent that such obligations are applicable to the Subleased Premises and the Common

Access Areas; provided that Sublessee is not assuming any of the obligations that Sublessor may have under the Master Lease, except as and to the extent specifically provided in this Sublease.

         29. LIMITATION OF SCOPE AND EFFECT. Except as and to the extent otherwise specified in this Sublease, this Sublease is not intended and shall not be deemed to amend, modify, terminate or relinquish any other right or obligation of Sublessor or Lessor under the Master Lease.

         30. NONWAIVER. The failure of a party to insist upon strict performance of any of the terms, covenants, conditions or agreements contained herein shall not be deemed a waiver of any rights or remedies that said party may have, and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms, covenants, conditions or agreements contained herein.

         31. "AS IS" ASSUMPTION. By the execution hereof, Sublessee represents, warrants and confirms that Sublessee has conducted, prior to the date hereof, such investigations with respect to the Subleased Premises and the property of which the Subleased Premises are a part (collectively, the 6`Subject Property") as Sublessee deems advisable, arid has satisfied itself with respect to the Subject Property, and the transactions contemplated by this Sublease. Accordingly, except as expressly provided in this Sublease, including the obligation of Sublessor to perform the Sublessor Work, Sublessee shall accept the Subject Property in the condition in which it exists on the date hereof (that is, "as is" and "where is", with all faults) without any other representation or warranty, express or implied, in fact or by law, and without any other recourse against Sublessor.

         32. RIGHT OF FIRST OFFER FOR RETAINED PREMISES. Subject to the terms and conditions of the Master Lease, except for a transfer to a Related Entity, and without waiving or relinquishing or being deemed to have waived or relinquished any rights or remedies of or available to Sublessor under the Master Lease, Sublessor and Sublessee further agree as follows:

              (a) So long as, as of the "First Offer Notice" (as defined below) date (i) Sublessee actually occupies all of the Subleased Premises and
         (ii) no event of default under this Sublease or event which but for the passage of time or the giving of notice, or both, would constitute an event of default under this Sublease has occurred and is continuing, then, if Sublessor determines to offer for sublease or sublease to a third party the Retained Premises, in whole or in part, then Sublessor, before offering the Retained Premises for sublease or agreeing to sublease the Retained Premises, shall offer to Sublessee the right to sublease the Retained Premises on the same terms and conditions upon which Sublessor intends to offer the Retained Premises for sublease or sublease the Retained Premises.

              (b) Such offer shall be made by Sublessor to Sublessee in a written notice (the "First Offer Notice"), which offer shall specify the terms and conditions upon which Sublessor intends to offer the Retained Premises for sublease or sublease the Retained Premises. Sublessee may accept the offer set forth in the First Offer Notice by delivering to Sublessor an unconditional acceptance (the "Sublessee's Notice") of such offer within ten (l0) business days after delivery by Sublessor of the First Offer Notice to Sublessee. Time shall be of the essence with respect to the giving of Sublessee's Notice.

              (c) If Sublessee does not accept (or fails to timely accept) the offer made by Sublessor pursuant to the First Offer Notice, Sublessor shall be under no further obligation by reason of this Sublease or otherwise (except as otherwise specified in the Master Lease), and Sublessor may thereafter sublease the Retained Premises to a third party free and clear of all obligations set forth in this Sublease or otherwise (except as otherwise specified in the Master Lease), which sublease may be on terms which are less favorable to Sublessor than set forth in the First Offer Notice; provided that if Sublessor determines to offer to sublease or sublease the Retained Premises to a third party at rental rates (excluding any rent credits, rent abatements, improvement allowances or similar matters), which rental rates are less than eighty-five percent (85%) of the rental rates in the First Offer Notice or otherwise on terms which are materially and substantially less favorable than those offered to Sublessee, then Sublessor shall offer to sublease and, at Sublessee's option, sublease the Retained Premises to Sublessee on such terms.

              (d) If Sublessee exercises its right to sublease the Retained Premises, the parties shall proceed with due diligence to document the sublease of the Retained Premises to Sublessee, subject to such other terms and conditions as may, consistent with this Sublease, be reasonably required by Sublessor, all of which shall be documented, and executed, within thirty (30) days following the Sublessee's Notice. In this connection, Sublessor and Sublessee acknowledge and agree that Sublessor shall be under no obligation to sell the Smed System within the Retained Premises unless and until Sublessor and Sublessee shall agree on a mutually acceptable purchase price therefor and, otherwise, Sublessor shall be entitled to sell and/or remove any such Smed System prior to occupancy, if any, of the Retained Premises by Sublessee.

              (e) In the event Sublessee subleases the Retained Premises pursuant to the terms and conditions of this Paragraph, Sublessee understands, acknowledges, and agrees that any amounts due and payable by Sublessor under the Master Lease in connection with obtaining Lessor's consent to any such sublease, as specified under Section 10.2(c) of the Master Lease, shall be the sole responsibility of the Sublessee.

         33. SMED SYSTEM. In the event Sublessee is not then in default under this Sublease and/or the Master Lease, and subject to the payment by Sublessee of FORTY-FIVE THOUSAND AND NO/100 DOLLARS ($45,000) to Sublessor (the "Smed System Payment"), Sublessee shall have the right and option, upon the termination of this Sublease according to its terms, to purchase that part of the Smed System within and part of the Subleased Premises as of the Commencement Date (the "Subleased Smed System"). Sublessee shall notify Sublessor of Sublessee's intent to purchase the Subleased Smed System not less than forty-five (45) days prior to the termination of this Sublease (or if, pursuant to the terms and conditions of the Master Lease, the Sublease shall terminate within less than forty-five (45) days, as soon as reasonably practicable following notice to Sublessee of any such termination). Sublessor and Sublessee shall consummate the purchase of the Subleased Smed System by means of a bill of sale, which shall be executed and delivered by Sublessor to Sublessee within, subject to the Smed System Payment, ten (10) business days following the termination of this Sublease, and with the understanding and acknowledgment of Sublessee that the Subleased Smed System shall be conveyed in the condition in which it exists on the date thereof (that is, "as is" and 'where is", with all faults) without any other representation or warranty, express or implied, in fact or by law, and without any other recourse against Sublessor.

         34. EXCLUDED MASTER PROVISIONS. Notwithstanding any other term or condition of this Sublease or the Master Lease, the following provisions of the Master Lease shall not be deemed part of and are excluded from this Sublease:
Section 28; Part I, Section H; Exhibits D, F and I; and the Building Sign Addendum.

         IN WITNESS WHEREOF, this Sublease has been executed and delivered by the undersigned as of the date first above written.

                                       SUBLESSOR:

                                       PLIANT CORPORATION,
                                       a Utah corporation

                                       By: _____________________

                                       Printed Name:____________

                                       Title:___________________

                       Dated this _ day of February, 2002.

                                       SUBLESSEE:

                                       CATEGORY 5 TECHNOLOGIES, INC.,
                                       a Nevada corporation

                                       By:______________________

                                       Printed Name:____________

                                       Title: CEO

                     Dated this 20th day of February, 2002.

                                    EXHIBIT A



         (Description of Subleased Premises, Retained Premises and Common Access Areas)

                                  see attached

                                    EXHIBIT B

                               (Sublessor's Work)

         All as specified in and subject to the attached site plan and corresponding plans and specifications:

         1. The repair of all existing walls and reconfiguration of the walls and interior space within the Subleased Premises such that approximately 33% of the exterior space will be enclosed space, all as shown on the Space Plan.

         2. Any work required to establish the Retained Premises (inclusive of existing restrooms, lunch areas, etc.) as a separately demised space, as required by Section 10.2(a)(v) of the Master Lease.

         3. Any electrical, plumbing, HVAC or other work required to separately demise the Subleased Premises.

                                    EXHIBIT C

                    (Parking Areas--Reserved and Unreserved)